                            INTERACTIVE TELESIS, INC.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  FORM 8-K/A2


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                                DECEMBER 17, 1999
                        (DATE OF EARLIEST EVENT REPORTED)


                            INTERACTIVE TELESIS, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


           DELAWARE                   000-28215                 33-0649915
(STATE OR OTHER JURISDICTION   (COMMISSION FILE NUMBER)     (I.R.S. EMPLOYER
      OF INCORPORATION)                                   IDENTIFICATION NUMBER)


   535 ENCINITAS BOULEVARD, SUITE 116
         ENCINITAS, CALIFORNIA                                    92024
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                       (ZIP CODE)


               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                 (760) 632-1700

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On December 17, 1999, Interactive Telesis, Inc. (the "Company") purchased 510,000 shares of common stock of Paragon Voice Systems("Paragon"). The shares were purchased for $1,200,000, $300,000 of which was paid at closing and the remainder of which will be paid in three (3) installments of $300,000 each, due and payable April 1, 2000, July 1, 2000, and October 1, 2000, respectively. The purchase price for the shares was determined through arm's length negotiations between the Company and Paragon's Management.

     Upon consummation of the transaction, Paragon had a total of 900,000 shares outstanding of which the Company owns 56.67%. An additional 100,000 shares have been reserved for Paragon's Employee Stock Option Plan. In addition to the Company, Paragon has three shareholders. In the event the Employee Stock Options are fully exercised, the Company's percentage ownership will be reduced to 51%. The Company will account for its investment in Paragon as a partially owned subsidiary on a consolidated basis.

     The Company purchased the Paragon shares pursuant to a stock purchase agreement (the "Agreement"), a copy of which is included as an exhibit to this report. Under the Agreement, the Company is obligated to vote its shares for the election of Paragon's Board of Directors as mutually agreed to by Paragon's other shareholders.

     Paragon is a leading value-added reseller and developer of computer telephony solutions in the emerging technology field of Automated Speech Recognition ("ASR"). Paragon resells speech recognition software and application building blocks for the technology as a part of its integrated solutions. Paragon is a California corporation based in San Diego, California.

     The Company is a long-time customer of Paragon and purchased a controlling interest in Paragon with a view of joining forces to develop and deploy the most advanced speech recognition solutions for corporate customers. The Company hopes that its relationship with Paragon will allow Paragon to provide the development, integration and support services for ASR applications the Company builds for its customers to handle their ASR calls and communication needs.

     The Paragon Acquisition helps position the Company to become one of the premiere hosting facilities for complex ASR applications.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements of business acquired:

                             PARAGON VOICE SYSTEMS

                              FINANCIAL STATEMENTS
                        AND INDEPENDENT AUDITOR'S REPORT

                   For the years ended May 31, 1998 and 1999

                              PARAGON VOICE SYSTEMS

                                TABLE OF CONTENTS

INDEPENDENT AUDITOR'S REPORT..................................................5

FINANCIAL STATEMENTS

      Balance Sheets..........................................................6

      Statements of Operations ...............................................7

      Statements of Changes in Shareholders' Deficit..........................8

      Statements of Cash Flows................................................9

NOTES TO  FINANCIAL STATEMENTS..........................................10 - 16

                          INDEPENDENT AUDITOR'S REPORT


To the Shareholders
Paragon Voice Systems
San Diego, California


We have audited the balance sheets of Paragon Voice Systems (the "Company") as of May 31, 1998 and 1999, and the related statements of operations, changes in shareholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Paragon Voice Systems as of May 31, 1998 and 1999, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.


San Diego, California                               PANNELL KERR FORSTER
January 24, 2000                                    Certified Public Accountants
                                                    A Professional Corporation

                              PARAGON VOICE SYSTEMS
                                 BALANCE SHEETS
                              May 31, 1998 and 1999
                        and November 30, 1999 (Unaudited)

                                     ASSETS

                                                                                      November 30,
                                                     May 31, 1998    May 31, 1999        1999
                                                     ------------    ------------     ------------
                                                                                       (Unaudited)
Current assets:
  Cash                                                 $   1,396       $  41,098       $   5,831
  Accounts receivable                                     37,095          17,442          23,799
  Inventory                                                1,401           8,808               -
  Note receivable from officer                            16,500               -               -
                                                       ---------       ---------       ---------

      Total current assets                                56,392          67,348          29,630

Property and equipment, net                               20,212          26,164          25,342
                                                       ---------       ---------       ---------

      Total assets                                     $  76,604       $  93,512       $  54,972
                                                       =========       =========       =========

                     LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities:
  Accounts payable                                     $  85,940       $ 134,938       $ 154,195
  Notes payable to officer and related parties            97,943         163,943         157,400
  Due to shareholder                                      16,565             540           2,218
                                                       ---------       ---------       ---------

      Total current liabilities                          200,448         299,421         313,813
                                                       ---------       ---------       ---------
Commitments (Note 4)

Shareholders' deficit:
  Common stock, no par value, 2,000,000
     shares authorized; 358,700 issued and
     outstanding at May 31, 1998 and 1999,
     and November 30, 1999 (unaudited),
     respectively                                          1,000           1,000           1,000
  Accumulated deficit                                   (124,844)       (206,909)       (259,841)
                                                       ---------       ---------       ---------

      Total shareholders' deficit                       (123,844)       (205,909)       (258,841)
                                                       ---------       ---------       ---------

      Total liabilities and shareholders' deficit      $  76,604       $  93,512       $  54,972
                                                       =========       =========       =========

    The accompanying notes are an integral part of the financial statements.

                              PARAGON VOICE SYSTEMS
                            STATEMENTS OF OPERATIONS
              For the years ended May 31, 1998 and 1999 and for the
             six months ended November 30, 1998 and 1999 (Unaudited)


                                                                                  Six Months Ended
                                                 Years Ended May 31,                 November 30,
                                                1998            1999            1998            1999
                                              ---------       ---------       ---------       ---------
                                                                             (Unaudited)      (Unaudited)
Revenues                                      $ 248,871       $ 413,898       $ 199,828       $ 105,885

Costs and expenses:
     Cost of revenues                            97,267         183,156          99,232          36,233
     Salaries and wages                         102,366         194,361          91,562          59,666
     General and administrative                  60,289          93,733          44,419          48,494
     Sales and marketing                          4,054           3,987           1,197           2,211
     Depreciation                                13,848          10,785           6,924           7,642
                                              ---------       ---------       ---------       ---------

     Total costs and expenses                   277,824         486,022         243,334         154,246
                                              ---------       ---------       ---------       ---------

Operating loss                                  (28,953)        (72,124)        (43,506)        (48,361)

Other expenses:
     Interest expense                             5,846           9,941           2,523           4,571
                                              ---------       ---------       ---------       ---------

     Total other expenses                         5,846           9,941           2,523           4,571
                                              ---------       ---------       ---------       ---------

Loss before income taxes                        (34,799)        (82,065)        (46,029)        (52,932)

Income taxes                                          -               -               -               -

Net loss                                      $ (34,799)      $ (82,065)      $ (46,029)      $ (52,932)
                                              =========       =========       =========       =========


Basic and diluted net loss per share          $    (.10)      $    (.23)      $    (.13)      $    (.15)
                                              =========       =========       =========       =========

Shares used to compute basic and diluted
     net loss per share                         358,700         358,700         358,700         358,700
                                              =========       =========       =========       =========

    The accompanying notes are an integral part of the financial statements.

                              PARAGON VOICE SYSTEMS
                 STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIT
                  For the years ended May 31, 1998 and 1999 and
             for the six months ended November 30, 1999 (Unaudited)


                                                                                        Total
                                              Common Stock           Accumulated     Shareholders'
                                          Shares         Amount         Deficit        (Deficit)
                                         ---------      ---------      ---------       ---------
Balance, May 31, 1997                      358,700      $   1,000      $ (90,045)      $ (89,045)

  Net loss                                       -              -        (34,799)        (34,799)
                                         ---------      ---------      ---------       ---------

Balance, May 31, 1998                      358,700          1,000       (124,844)       (123,844)

  Net loss                                       -              -        (82,065)        (82,065)
                                         ---------      ---------      ---------       ---------

Balance, May 31, 1999                      358,700          1,000       (206,909)       (205,909)

Unaudited information:

  Net loss for the six months ended
     November 30, 1999 (unaudited)               -              -        (52,932)        (52,932)
                                         ---------      ---------      ---------       ---------

Balance , November 30, 1999
     (unaudited)                           358,700      $   1,000      $(259,841)      $(258,841)
                                         =========      =========      =========       =========


    The accompanying notes are an integral part of the financial statements.

                              PARAGON VOICE SYSTEMS
                            STATEMENTS OF CASH FLOWS
              For the years ended May 31, 1998 and 1999 and for the
                 six months ended November 30, 1999 (Unaudited)


                                                                                       Six Months Ended
                                                        Years Ended May 31,               November 30,
                                                        1998           1999           1998           1999
                                                      --------       --------       --------       --------
                                                                                  (Unaudited)     (Unaudited)
Cash flows from operating activities:
  Net loss                                              $(34,799)      $(82,065)      $(46,029)      $(52,932)
  Adjustments to reconcile net loss to
  net cash used in operating activities:
    Bad debts                                                  -          2,852              -              -
    Depreciation                                          13,848         10,785          6,924          7,642
    Changes in operating assets and liabilities:
       (Increase) decrease in accounts
          receivable                                     (21,031)        16,801        (28,298)        (6,357)
       (Increase) decrease in inventory                   (1,401)        (7,407)        (5,242)         8,808
       Increase in accounts payable                       23,187         48,998         28,469         19,257
       (Decrease) increase in due to
          shareholder                                     16,565        (16,025)             -          1,678
                                                        --------       --------       --------       --------
  Net cash flows used in operating activities             (3,631)       (26,061)       (44,176)       (21,904)
                                                        --------       --------       --------       --------
Cash flows from investing activities:
  Repayments on notes receivable                          36,000         16,500         16,500              -
  Borrowings on notes receivable                         (45,045)             -              -              -
  Purchase of property and equipment                      (7,210)       (16,737)        (6,885)        (6,820)
                                                        --------       --------       --------       --------
  Net cash flows (used in) provided by
     investing activities                                (16,255)          (237)         9,615         (6,820)
                                                        --------       --------       --------       --------
Cash flows from financing activities:
  Decrease in bank overdraft                              (1,085)             -              -              -
  Borrowings on notes payable                             22,325         70,000         55,000              -
  Repayments on notes payable                                  -         (4,000)             -         (6,543)
                                                        --------       --------       --------       --------
  Net cash flows provided by (used in)
    financing activities                                  21,240         66,000         55,000         (6,543)
                                                        --------       --------       --------       --------
Net increase (decrease) in cash                            1,354         39,702         20,439        (35,267)
Cash at beginning of period                                   42          1,396          1,396         41,098
                                                        --------       --------       --------       --------
Cash at end of period                                      1,396         41,098         21,835          5,831
                                                        ========       ========       ========       ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Cash paid during the period for:
  Interest                                              $  5,846       $  9,941       $  2,523       $  4,571
                                                        ========       ========       ========       ========
  Income taxes                                                $-             $-             $-             $-
                                                        ========       ========       ========       ========

    The accompanying notes are an integral part of the financial statements.

                              PARAGON VOICE SYSTEMS
                          NOTES TO FINANCIAL STATEMENTS
              For the years ended May 31, 1998 and 1999 and for the
                 six months ended November 30, 1999 (Unaudited)


NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

     Organization and Business

     Paragon Voice Systems (the "Company") was incorporated in the state of California in June 1991. The Company is in the business of developing and installing computer telephony solutions incorporating automated speech recognition to customers primarily located in the United States. The Company's installation of its computer telephony applications can either be on customer's existing computer equipment or on computer equipment bought from the Company.

     Subsequent to year end, in December 1999, the Company amended and restated its articles of incorporation to increase the number of authorized shares of common stock from 100 to 2,000,000, and effected a 3,587-for-1 split of its issued and outstanding common stock (the "restatement"). Share and per share amounts have been disclosed in the accompanying financial statements as if the restatement took place on May 31, 1997.

     Subsequent to year end, in December 1999, the Company issued 510,000 shares of its common stock for an aggregate purchase price of $1,200,000, payable in four equal installments of $300,000 on each of: the date of the agreement; April 1, 2000; July 1, 2000; and October 1, 2000. As a result of this transaction, the Company became a 56.67% owned subsidiary of Interactive Telesis, Inc. (the "Parent").

     Fiscal Year

     The Company's year-end for financial reporting purposes is May 31.

     Financial Instruments

     The carrying amounts reported in the balance sheets for cash, accounts receivable, note receivable, accounts payable and due to shareholder, approximate fair value due to the immediate short-term maturity of these financial instruments.

     The fair value of the Company's notes payable approximates the carrying amount based on the current rates offered to the Company for debt of the same remaining maturities with similar collateral requirements.

     Inventory

     The Company's inventory consists of computer equipment for sale to customers as part of the installation of its computer telephony solutions. Inventory is stated at the lower of cost (determined on a first-in, first-out basis) or market.

     Property and Equipment

     Property and equipment are recorded at cost. Depreciation is calculated on the declining balance basis and straight line basis over the estimated useful lives of the depreciable assets which range from three to five years.

                              PARAGON VOICE SYSTEMS
                          NOTES TO FINANCIAL STATEMENTS
              For the years ended May 31, 1998 and 1999 and for the
                 six months ended November 30, 1999 (Unaudited)


NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Revenue Recognition

     Revenues are generated by the Company's installation of its computer telephony solutions, which can include the sale of computer equipment to customers. Revenue is recognized when these services are provided by the Company, or when title transfers on the sale of computer equipment.

     Concentration Risk

     A majority of the Company's revenues are generated by the installation of its computer telephone solutions. If the demand for this service decreased or if the Company's ability to continue to provide this service was impaired, the Company's revenue source would be impacted.

     Revenues from 2 and 3 major customers were approximately 30% and 50% of total revenues for the years ended May 31, 1998 and 1999, respectively.

     The Company is dependent on a small number of licensors for its advanced speech recognition software. If any of these licensors were unable to continue to provide this advanced speech recognition software, the Company's revenue generating ability would be severely impacted.

     Stock Based Compensation

     In October 1995, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation." This statement encourages, but does not require, companies to recognize compensation expense for grants of stock, stock options, and other equity instruments based on a fair-value method of accounting.

     Companies that do not choose to adopt the expense recognition rules of SFAS No. 123 will continue to apply the existing accounting rules contained in Accounting Principles Board Opinion (APB) No. 25, but are required to provide pro forma disclosures of the compensation expense determined under the fair-value provisions of SFAS No. 123. APB No. 25 requires no recognition of compensation expense for most of the stock-based compensation arrangements provided by the Company, namely, broad-based employee stock purchase plans and option grants where the exercise price is equal to the market price at the date of the grant.

     The Company has adopted the disclosure provisions of SFAS No. 123 effective June 1, 1997. The Company has opted to follow the accounting provisions of APB No. 25 for stock-based compensation and to furnish the pro forma disclosures required under SFAS No. 123. (See Note 6).

                              PARAGON VOICE SYSTEMS
                          NOTES TO FINANCIAL STATEMENTS
              For the years ended May 31, 1998 and 1999 and for the
                 six months ended November 30, 1999 (Unaudited)


NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Income Taxes

     The Company accounts for income taxes using the asset and liability method. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

     Net Income (Loss) Per Share

     In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings per share. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings per share and diluted earnings per share. The Company has adopted the provisions of SFAS No. 128 effective June 1, 1997.

     Basic net (loss) per share excludes dilution and is computed by dividing net (loss) by the weighted average number of common shares outstanding during the reported periods. Diluted net (loss) per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     The Company provides for an allowance for doubtful accounts based on the payment history of its accounts receivable. The Company reviews the ageing of its accounts receivable on a periodic basis and writes off as bad debts those accounts receivable which it estimates are doubtful of collection.

     Interim Financial Statements

     The accompanying balance sheet as of November 30, 1999 and the statements of operations and cash flows for the six month periods ended November 30, 1998 and 1999, respectively, have not been audited. However, these financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In management's opinion, the accompanying financial statements reflect all material adjustments (consisting only of normal recurring adjustments) necessary for a fair statement of the results for the interim periods presented. The results for the interim periods are not necessarily indicative of the results which will be reported for the entire year.

                              PARAGON VOICE SYSTEMS
                          NOTES TO FINANCIAL STATEMENTS
              For the years ended May 31, 1998 and 1999 and for the
                 six months ended November 30, 1999 (Unaudited)


NOTE 2 - RELATED PARTY TRANSACTIONS

     Note Receivable

                                                             1998           1999
                                                           -------        -------
Unsecured loan to the CEO of the Company. The loan
is non-interest bearing and due on demand                   $ 16,500            $-
                                                            ========      ========

Notes Payable

                                                              1998            1999
                                                            --------        --------
Unsecured loan from the CEO of the Company, bearing
interest at 6% per annum and payable on demand              $ 24,325        $ 90,325

Unsecured loan from a corporation controlled by a
relative of the CEO (the "related corporation"),
bearing interest at 8% per annum and 7.25% per annum
for the years ended May 31,1998 and 1999,
respectively. The loan is payable on demand                   58,618          58,618

Unsecured loan from a trust controlled by a relative
of the CEO (the "related trust"), bearing interest
at 9.5% for the years ended May 31,1998 and 1999,
respectively. The loan is payable on demand                   15,000          15,000
                                                            --------        --------

                                                            $ 97,943        $163,943
                                                            ========        ========

Subsequent to year end, the Company issued shares of common stock in exchange for the cancellation and full satisfaction of the unsecured loan to the related corporation (See Note 6).

Due to Shareholder

Due to shareholder consists of advances to the Company which are non interest bearing and due on demand. As of May 31, 1998 and 1999, the amounts due to the shareholder were $16,565 and $540, respectively.

Contract Services

During the years ended May 31, 1998 and 1999, the Company hired a relative of the CEO on a contract basis to perform voice recording services for the Company. The amounts paid for these services were approximately $6,270 and $2,600 for the years ended May 31, 1998 and 1999, respectively.

NOTE 3 - PROPERTY AND EQUIPMENT

     Property and equipment consists of the following as of May 31, 1998 and 1999:

                                        1998             1999
                                      --------         --------
Computer and related equipment        $ 49,133         $ 65,870
Office furniture and fixtures            2,239            2,239
                                      --------         --------

                                        51,372           68,109

Less accumulated depreciation          (31,160)         (41,945)
                                      --------         --------

Net property and equipment            $ 20,212         $ 26,164
                                      ========         ========

                              PARAGON VOICE SYSTEMS
                          NOTES TO FINANCIAL STATEMENTS
              For the years ended May 31, 1998 and 1999 and for the
                 six months ended November 30, 1999 (Unaudited)


NOTE 4 - COMMITMENTS

     Leases

     The Company leases its facilities under non-cancelable operating leases that expire at various dates through March 2001. Minimum future obligations under these leases as of May 31, 1999, are as follows:

             Year ending May 31,                                    Amount
             -------------------                               --------------
                   2000                                               $27,324
                   2001                                                22,770
                                                               --------------
               Total minimum lease payments                           $50,094
                                                               ==============

     Rent expense under the non-cancelable operating leases was $12,560 and 27,324 for the years ended May 31, 1998 and 1999, respectively.

NOTE 5 - INCOME TAXES

     Deferred income taxes reflect the net tax effects of the temporary differences between the carrying amounts of assets and liabilities for financial reporting and the amounts used for income tax purposes. The tax effect of temporary differences consisted of the following as of May 31:

                                                    1998              1999
                                                 ---------         ---------
Deferred tax assets:
   Net operating loss carryforwards              $  55,400         $  73,200
   Cash basis accounting for tax purposes           25,600            40,300
                                                 ---------         ---------

   Gross deferred tax assets                        81,000           113,500

   Less: Valuation allowance                       (81,000)         (113,500)
                                                 ---------         ---------
   Net deferred tax assets                            $  -               $ -
                                                 =========         =========

     Realization of deferred tax assets is dependant upon sufficient future taxable income during the period that deductible temporary differences and carryforward are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance. The valuation allowance increased by $32,500 from 1998 and increased by $13,900 from 1997.

                              PARAGON VOICE SYSTEMS
                          NOTES TO FINANCIAL STATEMENTS
              For the years ended May 31, 1998 and 1999 and for the
                 six months ended November 30, 1999 (Unaudited)


NOTE 5 - INCOME TAXES (Continued)

     As of May 31, 1999, the Company has net operating loss carryforwards for both federal and state income tax purposes. Federal and state net operating loss carryforwards totaling approximately $183,000 as of May 31, 1999, begin to expire in 2010 and 2000, respectively. Under federal and state laws, the availability of operating loss carryforwards are limited in the event of a cumulative change in the Company's ownership resulting in a change in control. The Company believes such a change occurred in December 1999. Therefore, the amount of annual taxable income which can be offset by the net operating loss carryforwards will be limited to approximately $127,000.

     A reconciliation of the effective tax rates with the federal statutory rate is as follows as of May 31:

                                                                   1998             1999
                                                               -------------    -------------
     Income tax expense (benefit) at 35% statutory rate             $(12,200)        $(28,700)
     Change in valuation allowance                                    13,900           32,500
     State income taxes, net                                          (2,000)          (4,800)
     Other                                                               300            1,000
                                                               -------------    -------------
                                                                         $ -              $ -
                                                               =============    =============

NOTE 6 - SUBSEQUENT EVENTS

     On December 1, 1999, the Company issued 31,300 shares of common stock to a related corporation in exchange for the cancellation and full satisfaction of the unsecured loan described in Note 2. Based on the fair value of the shares issued, the Company will record a loss on the extinguishment of this debt of approximately $15,000 during the quarter ended February 29, 2000.

     In December 1999, the Company adopted a stock option plan (the "Plan") under which options to purchase up to 100,000 shares of common stock may be granted to directors, officers or employees of the Company, as well as to consultants and other service providers of the Company. The Plan provides for grants of options with a term of up to 10 years. No options have been granted under the Plan.


NOTE 7 - NOTES TO THE UNAUDITED INTERIM FINANCIAL STATEMENTS

     Property and equipment

     Property and equipment consists of the following as of November 30, 1999 (unaudited):

Computer and related equipment         $72,690
Office furniture and fixtures            2,239
                                      --------
                                        74,929
Less accumulated depreciation          (49,587)

Net property and equipment             $25,342
                                      ========

                              PARAGON VOICE SYSTEMS
                          NOTES TO FINANCIAL STATEMENTS
              For the years ended May 31, 1998 and 1999 and for the
                 six months ended November 30, 1999 (Unaudited)

NOTE 7 - NOTES TO THE UNAUDITED INTERIM FINANCIAL STATEMENTS (Continued)

     Notes Payable

     Notes payable consist of the following as of November 30, 1999 (unaudited):

Unsecured loan from the CEO of the Company,
bearing interest at 6% per annum and payable
on demand                                                     $83,782

Unsecured loan from a corporation controlled by
a relative of the CEO (the "related corporation"),
bearing interest at 7.25% per annum. The loan is
payable on demand                                              58,618

Unsecured loan from a trust controlled by a relative
of the CEO (the "related trust"), bearing interest at
9.5% per annum. The loan is payable on demand                  15,000
                                                             --------
                                                             $157,400

(b)  Pro Forma Financial Information:

                    INTERACTIVE TELESIS, INC. AND SUBSIDIARY
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                October 31, 1999

                                                                  Paragon
                                            Interactive            Voice
                                            Telesis, Inc.         Systems                                  Pro Forma
                                             October 31,         August 31,             Pro Forma          October 31,
                                                 1999              1999                 Adjustments           1999
                                             -----------        -----------             -----------        -----------
                                             (Unaudited)        (Unaudited)             (Unaudited)        (Unaudited)
Current assets:
  Cash                                       $   779,794        $    12,123      A      $  (300,000)
                                                                                 B          300,000        $   791,917

  Accounts receivable                            667,617             13,486                       -            681,103
  Other current assets                             7,730                  -                       -              7,730
                                             -----------        -----------             -----------        -----------

  Total current assets                         1,455,141             25,609                       -          1,480,750
                                             -----------        -----------             -----------        -----------

Noncurrent assets:
  Property and equipment, net                    814,835             29,163                       -            843,998
  Note receivable                                      -                  -      B          900,000
                                                                                 D         (900,000)                 -

  Investment in subsidiary                             -                  -      A        1,200,000
                                                                                 C       (1,200,000)                 -

  Goodwill                                             -                  -      C          650,987
                                                                                 F          (32,549)           618,438
                                             -----------        -----------             -----------        -----------

  Total noncurrent assets                        814,835             29,163                 618,438          1,462,436
                                             -----------        -----------             -----------        -----------

  Total assets                               $ 2,269,976        $    54,772             $   618,438        $ 2,943,186
                                             ===========        ===========             ===========        ===========

Current liabilities:
  Accounts payable and
     accrued liabilities                     $   158,764        $   119,837             $         -        $   278,601
  Current portion of capital
     lease obligations                           152,323                  -                       -            152,323
  Notes payable to officer
     and related parties                               -            163,943                       -            163,943
  Due to shareholder                                   -              2,145                       -              2,145
                                             -----------        -----------             -----------        -----------

  Total current liabilities                      311,087            285,925                       -            597,012
                                             -----------        -----------             -----------        -----------

Long term Liabilities:
  Capital lease obligations                      284,496                  -                       -            284,496
  Notes payable to related parties                     -                  -      A          900,000
                                                                                 D         (900,000)                 -
                                             -----------        -----------             -----------        -----------

  Total long term liabilities                    284,496                  -                       -            284,496
                                             -----------        -----------             -----------        -----------

Minority interest in net assets of
   subsidiary                                          -                  -      C          419,834
                                                                                 E          (10,939)           408,895

Shareholders' equity (deficit):
  Common stock and additional
     paid in capital                           9,690,291              1,000      B        1,200,000
                                                                                 C       (1,201,000)         9,690,291

  Accumulated deficit                         (8,015,898)          (232,153)     C          232,153
                                                                                 E           10,939
                                                                                 F          (32,549)        (8,037,508)
                                             -----------        -----------             -----------        -----------

  Total shareholders' equity (deficit)         1,674,393           (231,153)                209,543          1,652,783
                                             -----------        -----------             -----------        -----------

  Total liabilities and
     shareholders' equity                    $ 2,269,976        $    54,772             $   618,438        $ 2,943,186
                                             ===========        ===========             ===========        ===========

                    INTERACTIVE TELESIS, INC. AND SUBSIDIARY
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                   For the three months ended October 31, 1999

                                                            Paragon
                                       Interactive            Voice
                                      Telesis, Inc.         Systems                                Pro Forma
                                      For the three       For the three                          For the three
                                       months ended        months ended        Pro Forma          months ended
                                     October 31, 1999    August 31, 1999       Adjustments      October 31, 1999
                                     ----------------    ----------------      -----------      -----------------
                                        (Unaudited)        (Unaudited)         (Unaudited)          (Unaudited)
Revenues                                $  1,200,935       $     42,067    G   $    (2,813)        $ 1,240,189

Costs and expenses:
  Cost of revenues                            99,458             11,136    G        (2,813)            107,781
  Salaries and wages                         398,985             30,976                  -             429,961
  General and administrative                 262,204             18,520                  -             280,724
  Other costs and expenses                   109,489              4,438    F        32,549             146,476
                                        ------------        ------------       ------------        ------------

  Total costs and expenses                   870,136             65,070             29,736             964,942
                                        ------------        ------------       ------------        ------------

Operating income (loss)                      330,799            (23,003)           (32,549)            275,247

Other (income) expenses:
  Interest expense                            10,869              2,286                  -              13,155
  Interest income                                  -                (45)                 -                 (45)
  Minority interest in net loss
     of subsidiary                                 -                  -    E       (10,939)            (10,939)
                                        ------------        ------------       ------------        ------------

  Total other (income) expenses               10,869              2,241            (10,939)              2,171
                                        ------------        ------------       ------------        ------------

Income (loss) before income taxes            319,930            (25,244)           (21,610)            273,076

Income taxes                                       -                  -                  -                   -
                                        ------------        ------------       ------------        ------------

Net income (loss)                       $    319,930       $    (25,244)       $    (21,610)       $    273,076
                                        ============        ============       ============        ============

Basic net income per share              $       0.01                                               $       0.01
                                        ============                                               ============

Shares used to compute basic net
    income per share                      30,625,513                                                 30,625,513
                                        ============                                               ============

Diluted net income per share            $       0.01                                               $       0.01
                                        ============                                               ============

Shares used to compute diluted
    net income per share                  31,947,914                                               $ 31,947,914
                                        ============                                               ============

                    INTERACTIVE TELESIS, INC. AND SUBSIDIARY
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                        For the year ended July 31, 1999


                                                             Paragon
                                         Interactive          Voice
                                        Telesis, Inc.        Systems                                  Pro Forma
                                         For the year      For the year                              For the year
                                            ended             ended               Pro Forma             ended
                                        July 31, 1999      May 31, 1999          Adjustments        July 31, 1999
                                       --------------      -------------         ------------       -------------
                                                                                 (Unaudited)         (Unaudited)
Revenues                                $  3,022,290       $    413,898      I   $   (81,750)        $ 3,354,438

Costs and expenses:
  Cost of revenues                           221,506            183,156      I       (81,750)            322,912
  Salaries and wages                       1,184,523            194,361                    -           1,378,884
  General and administrative                 742,801             93,733                    -             836,534
  Other costs and expenses                   443,693             14,772      J       130,197             588,662
                                        ------------        ------------         ------------        ------------

  Total costs and expenses                 2,592,523            486,022               48,447           3,126,992
                                        ------------        ------------         ------------        ------------

Operating income (loss)                      429,767            (72,124)            (130,197)            227,446

Other (income) expenses:
  Interest expense                            28,027              9,941                    -              37,968
  Loss contingency                            80,000                  -                    -              80,000
  Minority interest in net loss
     of subsidiary                                 -                  -      H       (35,562)            (35,562)
                                        ------------        ------------         ------------        ------------

  Total other expenses                       108,027              9,941              (35,562)             82,406
                                        ------------        ------------         ------------        ------------

Income (loss) before income taxes            321,740            (82,065)             (94,635)            145,040

Income taxes                                       -                  -                    -                   -
                                        ------------        ------------         ------------        ------------

Net income (loss)                       $    321,740       $     (82,065)        $    (94,635)       $    145,040
                                        ============       =============         ============        ============

Basic net income per share              $       0.01                                                 $       0.00
                                        ============                                                 ============

Shares used to compute basic net
    income per share                      30,365,097                                                   30,365,097
                                        ============                                                 ============

Diluted net income per share            $       0.01                                                 $       0.00
                                        ============                                                 ============

Shares used to compute diluted
    net income per share                  31,160,123                                                 $ 31,160,123
                                        ============                                                 ============

                    INTERACTIVE TELESIS, INC. AND SUBSIDIARY
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
             As of and for the three months ended October 31, 1999
                      and for the year ended July 31, 1999



The following pro forma adjustments to the pro forma consolidated balance sheet are being recorded as if the purchase of the 510,000 shares of Paragon Voice Systems' common stock occurred as of October 31, 1999. The pro forma adjustments for the amortization of goodwill generated by the acquisition for the three months ended October 31, 1999 are being recorded as if the purchase of the 510,000 shares of Paragon Voice Systems' common stock occurred as of August 1, 1999. Paragon Voice Systems' fiscal year end for financial reporting purposes is May 31.


A   -   To record the purchase of 510,000 shares of Paragon Voice Systems'
        common stock for $1,200,000, $300,000 of which was paid on signing of the stock purchase agreement and the balance due in 3 quarterly installments beginning April 1, 2000.

B   -   To record the issue by Paragon Voice Systems of 510,000 shares of its common stock to Interactive Telesis, Inc. for $1,200,000, $300,000 of which was paid on signing of the stock purchase agreement and the balance due in 3 quarterly installments beginning April 1, 2000.

C   -   To eliminate intercompany investment and related equity accounts, in consolidation, of Paragon Voice Systems on acquisition, to record minority interest in net assets of subsidiary, and to record acquired goodwill. Miniority interest in net assets of subsidiary has been calculated on the minority shareholders' share (43.33%) of Paragon Voice Systems' identifiable net assets after the Issue of 510,000 shares or 56.67% of its common stock to Interactive Telesis, Inc. (the "Issuance"). Goodwill has been calculated as the difference between the purchase price paid by Interactive Telesis, Inc. ("ITI") on the issuance, and the fair market value of ITI's share of Paragon Voice Systems' identifiable net assets after the Issuance.

D   -   To eliminate intercompany Note Receivable and Note Payable arising from the acquisition described in A and B above.

E   -   To record the minority shareholders' share of Paragon Voice Systems'
        net loss for the three months ended August 31, 1999.

F   -   To record the amortization of goodwill on the straight line basis over the estimated useful life of 5 years.

G   -   To record the elimination of intercompany sales from Paragon Voice
        Systems to Interactive Telesis, Inc.



The following pro forma adjustments have been made to the pro forma consolidated statement of operations as if the purchase of the 510,000 shares of Paragon Voice Systems' common stock occurred as of August 1, 1998.


H   -   To record the minority shareholders' share of Paragon Voice Systems'
        net loss for the year ended May 31,1999.

I   -   To record the elimination of intercompany sales from Paragon Voice
        Systems to Interactive Telesis, Inc.

J   -   To record the amortization of goodwill on the straight line basis over the estimated useful life of 5 years.

     (c)  Exhibits:

          Exhibit 2.1* Acquisition Agreement-Stock Purchase Agreement between Interactive Telesis, Inc. and Paragon Voice Systems dated December 17, 1999.

-----------------
* Previously Filed.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        Interactive Telesis, Inc.


                                        By: /s/ Donald E. Cameron
                                            ------------------------------------
                                        Name: Donald E. Cameron
                                        Title: President & CEO


Dated: March 30, 2000